UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2011

Outdoor Channel Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17287	33-0074499
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

43445 Business Park Drive, Suite 103, Temecula, California		92590
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	951.699.6991

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting of Stockholders of Outdoor Channel Holdings, Inc. held on May 24, 2011, the stockholders approved the four proposals listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 21, 2011. The results of the matters voted upon at the meeting were:

(1) Each of the three nominees of the Board of Directors were elected to serve until our Annual Meeting of Stockholders in 2014. The nominees were: (i) Ajit M. Dalvi: 15,553,524 shares of common stock voted for, 1,541,181 withheld and 7,774,741 broker non-votes; (ii) David D. Kinley: 15,145,525 shares of common stock voted for, 407,999 withheld and 7,774,741 broker non-votes; and (iii) Michael L. Pandzik: 15,187,547 shares of common stock voted for, 365,977 withheld and 7,774,741 broker non-votes.

(2) The stockholders ratified the appointment by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011: 23,252,062 shares of common stock voted for; 72,528 against; 3,675 abstaining and zero broker non-votes.

(3) The stockholders approved an advisory resolution approving the 2010 compensation of our named executive officers as disclosed in our Proxy Statement: 13,970,131 shares of common stock voted for; 1,469,468 against; 113,925 abstaining and 7,774,741 broker non-votes.

(4) The stockholders, indicated, on an advisory basis, once every three years as the preferred frequency of future stockholder advisory votes on the compensation of our named executive officers: 8,658,575 shares of common stock voted for a frequency of once every three years; 342,019 for a frequency of once every two years; 6,444,790 for a frequency of once every year; 108,140 abstaining; and 7,774,741 broker non-votes.

Based on the results of proposal 4, and consistent with the recommendation of our Board of Directors, Outdoor Channel Holdings, Inc. has determined that it will hold a non-binding, advisory vote to approve the executive compensation of its named executive officers once every three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Channel Holdings, Inc.

May 31, 2011	By:	Thomas E. Hornish

Name: Thomas E. Hornish
Title: Chief Operating Officer and General Counsel